SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant's telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of the Registrant was held on November 8, 2012. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the management's nominees, was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Number of Shares Votes

Name	For	Withheld	Broker Non-Vote
Douglas H. Brooks Joseph M. DePinto Michael J. Dixon Harriet Edelman Jon L. Luther John W. Mims George R. Mrkonic Rosendo G. Parra	60,745,058 61,802,646 61,799,821 61,661,270 61,796,555 61,800,399 61,715,459 61,793,333	1,333,102 275,514 278,339 416,890 281,605 277,761 362,701 284,827	5,254,441 5,254,441 5,254,441 5,254,441 5,254,441 5,254,441 5,254,441 5,254,441

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2013 was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
66,704,796	454,000	173,805	0

Proposal 3

The proposal on executive compensation was approved. The results were as follows:
For	Against	Abstain	Broker Non-Vote
61,513,877	352,327	211,956	5,254,441

Item 7.01. Regulation FD Disclosure

In the Press Release, the Registrant announced that at the November 8, 2012 Board of Director's Meeting, the Board of Directors declared a quarterly dividend of $0.20 per share on the common stock of the company. The dividend will be payable on December 27, 2012 to shareholders of record as of December 7, 2012.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release, dated November 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BRINKER INTERNATIONAL, INC.

Date: November 8, 2012	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer

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